   As filed with the Securities and Exchange Commission on October 22, 1999
                                                    Registration No. 333- ______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PAB Bankshares, Inc.
              (Exact name of issuer as specified in its charter)

               Georgia                                           58-1473302
   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                            Identification No.)

    3102 North Oak Street Extension
           Valdosta, Georgia                                       31602
(Address of principal executive offices)                        (Zip Code)

                  PAB Bankshares, Inc. 1999 Stock Option Plan
                           (Full title of the plan)

                             R. Bradford Burnette
                     President and Chief Executive Officer
                             PAB Bankshares, Inc.
                        3102 North Oak Street Extension
                            Valdosta, Georgia 31602
                                (912) 241-2775
(Name, address and telephone number, including area code, of agent for service)

 The Commission is requested to mail signed copies of all orders, notices and communications to:

                            Thomas O. Powell, Esq.
                             Troutman Sanders LLP
                    600 Peachtree Street, N.E., Suite 5200
                          Atlanta, Georgia 30308-2216
                          Telephone:  (404) 885-3294
                          Facsimile:   (404)962-6658

-----------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Proposed
       Title of each class of               Amount to be        Proposed maximum          maximum              Amount of
     securities to be registered           registered(1)       offering price per    aggregate offering     registration fee
                                                                   share(2)               price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, to be
 issued under PAB Bankshares, Inc.         600,000 shares          $16.00               $9,600,000              $2,668.80
 1999 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in PAB Bankshares, Inc. 1999 Stock Option Plan (the "Plan").

(2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of PAB Bankshares, Inc. common stock on October 18, 1999 as reported on the American Stock Exchange.

================================================================================

        Part I -- Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.+
         ----------------

Item 2.  Registrant Information and Plan Annual Information.+
         --------------------------------------------------

+ Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to
  Part I of Form S-8.

         Part II -- Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         PAB Bankshares, Inc. ("PAB") hereby incorporates by reference into this registration statement the following documents:

     (a) PAB's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed on March 31, 1999;

     (b) PAB's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, as filed on May 14, 1999;

     (c) PAB's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, as filed on August 16, 1999; and

     (d) The description of PAB's Common Stock contained in PAB's Registration Statement on Form 8-A/A, as filed on July 3, 1996.

     All documents filed subsequent to the date of this registration statement by the undersigned registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.
            -------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

     Not applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

     The provisions of the Georgia Business Corporation Code and PAB's Articles of Incorporation and Bylaws set forth the extent to which PAB's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under these indemnification provisions, PAB is required to indemnify any of its directors or officers against any reasonable expenses (including attorneys' fees) incurred by such director or officer in defense of any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, to which such director or officer was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that such director or officer is or was a director or officer of PAB to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. PAB also must indemnify any person against any liability and expenses incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by PAB), by reason of the fact that such person is or was a director or officer of PAB or who, while a director or officer of PAB, is or was serving at PAB's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such director or officer acted in a manner such director or officer believed in good faith to be in, or not opposed to, the best interests of PAB, or, with respect to any criminal proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful, if a determination has been made that the director or officer has met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of PAB, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. PAB may also provide advancement of expenses incurred by a director or officer in defending any such action, suit, or proceeding upon receipt of a written affirmation of such officer or director that such director or officer has met certain standards of conduct and an undertaking by or on behalf of such director or officer to repay such advances unless it is ultimately determined that such director or officer is entitled to indemnification by PAB.


     PAB may not indemnify a director or officer in connection with a proceeding in which the director or officer was adjudged liable to PAB on the basis that he improperly received a personal benefit.

     PAB's Bylaws state that PAB intends for indemnification of officers and directors to extend to the maximum indemnification possible under Georgia law. In addition, PAB's Articles of Incorporation require that PAB indemnify a director to the fullest extent permitted by the Official Code of Georgia Annotated against any liability, cost or expenses incurred by such director by reason of the fact that such person is or was a director and require PAB to advance expenses incurred in such proceedings subject to the conditions imposed by the Georgia Business Corporation Code.

     PAB's Articles of Incorporation contain a provision which provides that, to the fullest extent permitted by the Georgia Business Corporation Code, directors of PAB shall not be personally liable to PAB or its shareholders for monetary damages for breach of his duty of care or any other duty as a director.

     PAB maintains an insurance policy insuring PAB and directors and officers of PAB against certain liabilities, including liabilities under the Securities Act of 1933.

Item 7.      Exemption from Registration Claimed.
             -----------------------------------

     Not applicable.

Item 8.      Exhibits.
             --------

     The following exhibits are filed as part of this Registration Statement:

     Exhibit
     Number
     ------

     4.1   Articles of Incorporation, as amended (incorporated by reference to
           Exhibit 3(a) to Amendment No. 1 to PAB's Registration Statement No. 333-83907 on Form S-4, as filed with the Commission on October 14,
           1999)

     4.2 Bylaws, as amended (incorporated by reference to Exhibit 4.2 to PAB's Registration Statement No. 333-74819 on Form S-8, as filed with the Commission on March 22, 1999)

     5     Opinion of Troutman Sanders LLP

     23.1  Consent of Troutman Sanders LLP (contained in opinion filed as
           Exhibit 5)

     23.2  Consent of Stewart, Fowler & Stalvey, P.C.

     24 Power of Attorney (included in the signature page of page 6 of this Registration Statement)

     99    PAB Bankshares, Inc. 1999 Stock Option Plan

Item 9.    Undertakings.
           ------------


     (a)   Rule 415 offerings.  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

     (b) Filings incorporating subsequent 1934 Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Valdosta, Georgia, on this 18th day of October, 1999.

                                       PAB Bankshares, Inc.
                                       (Registrant)

                                       By: /s/ R. Bradford Burnette
                                           -------------------------------------
                                           R. Bradford Burnette
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bradford Burnette and C. Larry Wilkinson, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 18th day of October, 1999.

            Signature                            Title
            ---------                            -----

                                    Chairman of the Board and Director
------------------------------
     James L. Dewar, Sr.

 /s/ R. Bradford Burnette           President and Director (Principal Executive
------------------------------      Officer)
     R. Bradford Burnette

 /s/ Walter W. Carroll, II          Director
------------------------------
     Walter W. Carroll, II

 /s/ William S. Cowart              Director
------------------------------
     William S. Cowart

 /s/ James L. Dewar, Jr.            Director
------------------------------
     James L. Dewar, Jr.

 /s/ Tracy A. Dixon                 Director
------------------------------
     Tracy A. Dixon

      /s/ Bill J. Jones
______________________________      Director
          Bill J. Jones

______________________________      Director
     Thompson Kurrie, Jr.

______________________________      Director
     James B. Lanier, Jr.

______________________________      Director
       Paul E. Parker

  /s/ F. Ferrell Scruggs, Sr.
______________________________      Director
      F. Ferrell Scruggs, Sr.

  /s/ John M. Simmons
______________________________      Director
      John M. Simmons

 /s/ D. Ramsay Simmons, Jr.
______________________________      Director
     D. Ramsay Simmons, Jr.

______________________________      Director
        Joe P. Singletary

 /s/ C. Larry Wilkinson             Executive Vice President and Director
______________________________      (Principal Financial and Accounting Officer)
     C. Larry Wilkinson

                                 Exhibit Index

     Exhibit
     Number
     ------

     4.1  Articles of Incorporation, as amended (incorporated by reference to
          Exhibit 3(a) to Amendment No. 1 to PAB's Registration Statement No. 333-83907 on Form S-4, as filed with the Commission on October 14,
          1999)

     4.2 Bylaws, as amended (incorporated by reference to Exhibit 4.2 to PAB's Registration Statement No. 333-74819 on Form S-8, as filed with the Commission on March 22, 1999)

     5    Opinion of Troutman Sanders LLP

     23.1 Consent of Troutman Sanders LLP (contained in opinion filed in
          Exhibit5)

     23.2 Consent of Stewart, Fowler & Stalvey, P.C.

     24 Power of Attorney (included in the signature page of page 6 of this Registration Statement)

     99   PAB Bankshares, Inc. 1999 Stock Option Plan